EXHIBIT 10.1
                                                                    ------------

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") shall be effective on the 15th day of August 2005 ("Effective Date") between Greystone Logistics, Inc., (the "Company") and Bobby L. Moore ("Moore").

                                    RECITALS

     WHEREAS, the Company has determined that Moore's services to the Company will be of value to the Company, and accordingly, the Company desires to enter into this Agreement with Moore as set forth herein in order to secure such services;

     WHEREAS, the Company is one of the leading providers to the beverage industry of shipping pallets manufactured with recycled plastic resin;

     WHEREAS, Moore desires to serve as an employee of the Company pursuant to the terms set forth herein;

     NOW THEREFORE, for and in consideration of Moore's employment by the Company, the promises and the mutual agreements set forth herein, Moore and the Company agrees as follows:

     1. Employment Duties.

          (a) The Company agrees to employ Moore and Moore agrees to serve as President and Chief Executive Officer to manage and direct the activities of the Company, and such other reasonable additional responsibilities as may be added to Moore's duties from time-to-time by the Board of Directors ("the Board"), of the Company. Moore shall report directly to the Board and shall be elected to the Board effective August 15, 2005.

          (b) Moore shall (i) diligently follow and implement all policies and decisions communicated by the Board.

          (c) The work product to be produced hereunder by Moore shall be considered a work made for hire as defined in the Copyright Act of 1976, and is therefore owned exclusively by the Company which vests copyright ownership of works for hire in the Company for whom the work is prepared. If any works hereunder shall be found not to be works made for hire, or ownership does not otherwise automatically vest in the Company, Moore shall immediately disclose and assign to Company any right, title and interest in any inventions, models, processes, patents, copyrights and improvements thereon relating to services or processes or products of Company that Moore conceives or acquires during the employment relationship with Company or that Moore may conceive or acquire, during the period of (1) one year after termination of this Agreement.

     2. Term. The initial term of employment shall be twenty-four months (24) ("Initial Term"). The Initial Term shall begin August 15, 2005 and shall have four (4) automatic twelve (12) month renewal periods; however, the terms shall not renew in the event that either party

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     gives the other party written notice of non-renewal ("Notice") at least ninety (90) days prior to the end of the then-current term. In the event either party provides Notice or terminates this Agreement pursuant to
     Section 4, Moore shall diligently assist the Company in transitioning all matters and work for which he was responsible, as the Company shall direct.

     3. Compensation.

     (a) Moore shall be paid a monthly compensation of $25,000/month plus travel and entertainment expenses. Moore will work at various Company facilities as appropriate.

     (b) Moore and the management team will receive an option pool available to purchase up to the aggregate amount of fifteen percent (15%) of the Company Common Stock with a ten (10) year exercise period ("Option Pool"). The Option Pool shall have a three (3) year vesting schedule with one-third (1/3) (a five percent (5%) tranche) vesting at the end of each year for three (3) years. The underlying option shares shall be exercisable on a cashless basis and would be otherwise subject to the terms and conditions of the Company's stock option plan. Moore and the Board shall determine participation in the Option Pool.

     (c) Moore shall have the opportunity to earn a bonus up to his base annual salary based on meeting objectives established annually between Moore and the Board of Directors.

     (d) Throughout the term of the Agreement, Moore will in addition be entitled to related benefits as provided by the Company to other management of the Company such as:

          (i) The Company will provide health insurance benefits for Moore and his dependents on the same basis of the other Company employees.

          (ii) During the term of this agreement Greystone will provide Moore an automobile allowance of $1,700 per month.

          (iii) Moore shall, upon submission of written documentation of business related expenses incurred, be reimbursed for any and all necessary, customary and usual expenses, as approved by the Board and incurred by Moore on behalf of Company in the normal course of business.

          (iv) Moore shall receive four (4) weeks of paid vacation. Accrued unused vacation time shall expire at the end of each calendar year.

          (v) The Base Salary and any bonuses, allowance payments, and all other payments shall be subject to withholding for all applicable taxes as required under applicable federal and state laws.

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

     4. Termination. This Agreement and Moore's employment can be terminated by the Board on behalf of the Company as follows:


     (a)  Upon the death of Moore; or

     (b) Upon Moore's permanent disability (which shall mean his inability to perform his duties and responsibilities under this Agreement for a period of at least six (6) consecutive months); or

     (c) For Cause immediately and without notice. Cause means either the joint or several conduct of Moore which amounts to (i) fraud, dishonesty or breach of fiduciary duty against the Company; (ii) willful misconduct, insubordination, repeated refusal to follow the reasonable directions of the Board of Directors or violation of law in the course of performance of duties with the Company; (iii) repeated absences from work without a reasonable excuse; (iv) intoxication with alcohol or drugs while on the Company's premises during regular business hours;
          (v) a conviction or plea of guilty or NOLO CONTENDERE to a felony or a crime involving dishonesty, and (vi) a material breach or violation of the terms of his Agreement, the Company's general employment policies or any other agreement to which Moore and the Company are party.

     (d) Termination by the Company's Board of Directors without cause and without notice.

     (e) Nothwithstanding anything hereinto the contrary, the Board of Directors may not terminate Moore during the first twelve (12) months of this Employment Agreement without cause.

     5. Effects of Termination.

     Upon termination:

     (a) Pursuant to Section 4 (a)(b), the Company shall pay Moore the Base Salary through the effective date of termination and thereafter at a rate of 25% of the Base Salary through the conclusion of the then current term of the Agreement. All other benefits, bonuses and obligations of the Company to Moore shall terminate upon the effective date of termination.

     (b) Pursuant to Section 4 (c), Moore shall be entitled to no further payments of the Base Salary or any other amounts or any benefits under his Agreement and all then accrued but unpaid amounts and benefits shall be immediately paid, and no further amounts or benefits shall accrue.

     (c) Pursuant to Section 4(d) the Company shall pay Moore within ten (10) days of termination a $250,000 lump sum payment which is the equivalent of ten (10) months salary at $25,000/month.

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

     (d) Notwithstanding the above or the cause of termination all of Moore's option shares shall be fully vested and exercisable in accordance with the option terms thereof.

     Accordingly, as further consideration for the compensation to be paid Moore pursuant to the Moore covenants and agrees that he will not directly or indirectly run, advise or otherwise participate in the plastic pallet business in North America during the term of the Agreement and for a period of one (1) year after the termination of the Agreement regardless of the cause of such termination.

     6. Severability. The parties agree that each of the provisions included in this Agreement is separate, distinct, and severable from the other provisions of these Agreement, and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of these Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be modified to make the provision consistent with and valid and enforceable under the law or public policy.

     7. Assignment. This Agreement and the rights and obligations of the hereunder may not be assigned by either party hereto without the prior written consent of the other party hereto. Notwithstanding the foregoing, this Agreement shall be binding on and inure to the benefit of the Company's successors.

     8. Notices. Except as otherwise specifically provided herein, any notice required or permitted to be given by, or to, either party pursuant to this Agreement shall be given in writing, and shall be personally delivered, or mailed by certified mail, return receipt requested, or provided by electronic transmission with a copy sent contemporaneously by certified mail, return receipt requested, at the address set forth below or at such other address as either party shall designate by written notice to the other given in accordance with this Section. Any notice complying with their Section shall be effective immediately upon personal delivery or electronic transmission, and if mailed only, on the third business day after mailing.

     9. Waiver. The waiver by either party hereto of any breach of this Agreement by the other party hereto shall not be effective unless in writing, and no such waiver shall operate or be construed as the waiver of the same or another breach on a subsequent occasion.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma. The parties agree that jurisdiction and venue for any matter arising out of or pertaining to this Agreement shall be proper only in the state courts located in Tulsa County, Oklahoma, and the federal courts having jurisdiction over the Northern District of Oklahoma, and the parties hereby consent to such venue and jurisdiction.

     11. Beneficiary. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and his respective successors, heirs, executors, administrators and permitted assigns.

     12. Entire Agreement. This Agreement executed contemporaneously herewith embody the entire agreement of the parties on the subject matter stated in the Agreement. No

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

amendment or modification of this Agreement shall be valid or binding upon the Company or Employee unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

     13. Confidentiality. The terms, conditions and existence of this Agreement shall be confidential.

     IN WITNESS WHEREOF, Moore and the Company have executed and delivered this Agreement as of the date first shown above.


                                EMPLOYEE:


                                By: /s/ Bobby L. Moore
                                    -------------------------------
                                Printed Name: Bobby L. Moore
                                              ---------------------
                                Title: Chief Executive Officer
                                       ----------------------------


                                THE COMPANY:
                                GREYSTONE LOGISTICS, INC.


                                By: /s/ Warren F. Kruger
                                    -------------------------------
                                Printed Name: Warren F. Kruger
                                              ---------------------
                                Title: Vice Chairman
                                       ----------------------------


                                By: /s/ Marshall S. Cogan
                                    -------------------------------
                                Printed Name: Marshall S. Cogan
                                              ---------------------
                                Title: Board Member and Non-Executive Chairman
                                       ---------------------------------------


                                By: /s/ Robert B. Rosene, Jr.
                                    -------------------------------
                                Printed Name: Robert B. Rosene, Jr.
                                              ---------------------
                                Title: Board Member
                                       ----------------------------


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